EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, April 23, 2008

GLIMCHER REPORTS FIRST QUARTER 2008 RESULTS

•	Quarterly releasing spreads increased 13% over the prior rental rate

•	2.3% NOI growth for first quarter 2008 for the Company’s core mall properties

•	93% core mall store occupancy at March 31, 2008

COLUMBUS, OH – April 23, 2008 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the first quarter ended March 31, 2008.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net loss to common shareholders during the first quarter of 2008 was $(261,000), or $(0.01) per share, as compared to income of $1.1 million, or $0.03 per share, in the first quarter of 2007.  Funds From Operations (“FFO”) during the first quarter of 2008 was $19.9 million compared to $20.0 million in the first quarter of 2007.  On a per share basis, FFO during the first quarter of 2008 was $0.49 per share compared to $0.50 per share for the first quarter of 2007.

“We are pleased with the start of the fiscal year,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Our financial performance was solid and operating fundamentals within our core mall portfolio remain strong in spite of a challenging economic environment, providing further evidence in support of our long-term strategy of focusing on portfolio quality.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	Three Months Ended March 31,
	2008	2007	% Change
Revenues	$78,119	$72,699	7.5%
Net (loss) income available to common shareholders	$(261)	$1,108	(123.6)%
(Loss) earnings per share	$(0.01)	$0.03	(133.3)%
FFO	$19,896	$19,996	(0.5)%
FFO per share	$0.49	$0.50	(2.0)%

Glimcher Realty Trust

Highlights

•
Total revenues of $78.1 million in the first quarter of 2008 compared to revenues of $72.7 million for the first quarter of 2007.  Additional revenues from the recently acquired Merritt Square Mall of $3.0 million as well as higher gross proceeds of $1.1 million from the sale of outparcels during the first quarter of 2008 along with positive growth in comparable mall revenues led to the increase in total revenues over the first quarter of 2007.

•
Net loss to common shareholders for the first quarter of 2008 was $(0.3) million compared to net income of $1.1 million for the first quarter of 2007.  This decrease relates primarily to a $3.3 million reduction in contribution from discontinued operations due primarily to the mall sales completed during 2007.  This was partially offset by lower interest expense and higher profits from the sale of outparcels.

•
Net operating income for comparable held-for-investment mall properties, including joint venture malls (“Core Malls”), increased 2.3% in the first quarter of 2008 over the first quarter of 2007.  When including mall properties classified as held-for-sale, net operating income increased 2.0% for the quarter.

•
Core Malls store average rents were $27.25 per square foot at March 31, 2008, an increase of 3.3% from the $26.38 per square foot at March 31, 2007.  Re-leasing spreads for the leases signed during the first quarter of 2008 were favorable by 13% with base rents averaging $25.59 per square foot.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty four months.

•	Occupancy for the Core Malls stores at March 31, 2008 was 92.8% compared to 92.7% at March 31, 2007.

•
Aggregate sales for the Core Malls stores decreased just under 2% to $363 per square foot for the twelve months ending March 31, 2008 compared to $370 per square foot for the twelve months ending March 31, 2007.  Aggregate sales represent retail sales for all mall stores of 10,000 square feet or less that reported sales in each respective twelve month period.

•
Debt-to-total-market capitalization at March 31, 2008 (including the Company’s pro-rata share of joint venture debt) was 70.2% based on the common share closing price of $11.96 as compared to 67.1% at December 31, 2007 based on the common share closing price of $14.29.  Debt with fixed rates represented approximately 88% of the Company’s total outstanding borrowings at March 31, 2008 as compared to 85% as of December 31, 2007.  The increase in the total debt-to-market capitalization is primarily the result of the decrease in the Company’s common share price.  Outstanding debt levels increased by less than 2% during the first quarter of 2008.

2008 Outlook

The Company now estimates diluted net income per share to be in the range of $0.08 to $0.16 for 2008 and FFO per share to be in the range of $2.02 to $2.10 for 2008.  The modest increase in the estimated range primarily involves our assumptions for short-term borrowing rates.  The Company is now forecasting a LIBOR rate of 3.5% for the remainder of the year.  All other assumptions remain consistent with previous guidance.

A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.08	$0.16
Add: Real estate depreciation and amortization*	1.98	1.98
Less: Gain on sales of properties	(0.04)	(0.04)
Estimated FFO per share	$2.02	$2.10

Glimcher Realty Trust

For the second quarter of 2008, the Company estimates diluted net income per share to be in the range of $0.01 to $0.05 and FFO per share to be in the range of $0.45 to $0.49.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the second quarter of 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.01	$0.05
Add: Real estate depreciation and amortization*	0.48	0.48
Less: Gain on sales of properties	(0.04)	(0.04)
Estimated FFO per share	$0.45	$0.49

*  wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook section and attached financial tables of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

First Quarter Conference Call

Glimcher’s first quarter investor conference call is scheduled for 11 a.m. ET on Thursday, April 24, 2008.  Those wishing to join this call may do so by calling (866) 356-4123 passcode 28399846.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on April 24, 2008 and continue through May 9, 2008.  Supplemental information about the first quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

Glimcher Realty Trust

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At March 31, 2008, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.6 million square feet.  The community center portfolio is comprised of four properties representing approximately 1.0 million square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant or joint venture partner(s) bankruptcies, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases as compared to expense increases, the financial stability of tenants within the retail industry, the failure of the Company (defined herein) to make additional investments in regional mall properties and to redevelop properties, failure to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to upgrade our tenant mix, restrictions in current financing arrangements, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure of GRT to qualify as a real estate investment trust (“REIT”), the failure to refinance debt at favorable terms and conditions, an increase in impairment charges with respect to other properties as well as impairment charges with respect to properties for which there has been a prior impairment charge, loss of key personnel, material changes in the Company’s dividend rates on its securities or the ability to pay its dividend on its common stock or other securities, possible restrictions on our ability to operate or dispose of any partially-owned properties, failure to achieve earnings/funds from operations targets or estimates, conflicts of interest with existing joint venture partners, failure of joint venture relationships, significant costs related to environmental issues as well as other risks listed from time to time in this news release and in GRT’s other reports and statements filed with the Securities and Exchange Commission (“SEC”).

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Quarter ended March 31,
Statement of Operations	2008	2007

Total revenues	$78,119	$72,699
Total expenses	(52,858)	(47,691)
Operating income	25,261	25,008
Interest expense, net	(20,661)	(22,204)
Equity in income of unconsolidated entities, net	203	117
Income before minority interest in operating partnership
and discontinued operations	4,803	2,921

Minority interest in operating partnership	-	(83)
Income from continuing operations	4,803	2,838
Discontinued operations:
Loss on sale of properties	-	(362)
(Loss) income from operations	(705)	2,991
Net income	4,098	5,467
Less: Preferred stock dividends	(4,359)	(4,359)
Net (loss) income available to common shareholders	$(261)	$1,108

Reconciliation of Net Income Available to Common Shareholders		Per Diluted		Per Diluted
to Funds From Operations		Common Share		Common Share (1)

Net (loss) ncome available to common shareholders	$(261)		$1,108
Minority interest in operating partnership	-		83
	(261)	$(0.01)	1,191	$0.03
Real estate depreciation and amortization	19,088	0.47	17,259	0.43
Equity in income of unconsolidated entities	(203)	(0.00)	(117)	(0.00)
Pro-rata share of joint venture funds from operations	1,272	0.03	1,301	0.03
Gain on sale of properties	-	-	362	0.01
Funds From Operations	$19,896	$0.49	$19,996	$0.50

Weighted average common shares outstanding - basic	37,580		36,803
Weighted average common shares outstanding - diluted	40,701		39,799

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.01		$(0.04)
Discontinued operations per common share	$(0.02)		$0.07
(Loss) earnings per common share	$(0.01)		$0.03

Net income available to common shareholders before
discontinued operations per diluted common share	$0.01		$(0.04)
Discontinued operations per diluted common share	$(0.02)		$0.07
(Loss) earnings per diluted common share	$(0.01)		$0.03
Funds from operations per diluted common share	$0.49		$0.50

(1) FFO per share in 2007 has been calculated using 40,326 common shares, which includes the common stock equivalents.

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Glimcher Realty Trust

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	March 31,	December 31,
	2008	2007

Investment in real estate, net	$1,717,972	$1,710,003
Total assets	$1,829,822	$1,830,947
Mortgage notes and other notes payable	$1,577,173	$1,552,210
Debt / Market capitalization	69.3%	66.2%
Debt / Market capitalization including pro-rata share of joint ventures	70.2%	67.1%

		March 31,	March 31,
		2008	2007
Occupancy:
	Wholly-owned Malls:
	Mall Anchors	97.5%	93.6%
	Mall Stores	90.9%	89.2%
	Total Consolidated Mall Portfolio	95.0%	92.0%

	Mall Portfolio including Joint Ventures:
	Mall Anchors	97.5%	94.1%
	Mall Stores	90.8%	89.1%
	Total Mall Portfolio	95.0%	92.3%

	Core Malls (1);
	Mall Anchors	97.7%	96.6%
	Mall Stores	92.8%	92.7%
	Total Mall Portfolio	95.9%	95.2%

Average Base Rents:
	Wholly-owned Malls:
	Mall Anchors	$6.22	$6.33
	Mall Stores	$26.41	$25.63

	Mall Portfolio including Joint Ventures:
	Mall Anchors	$6.59	$6.72
	Mall Stores	$26.18	$25.39

	Core Malls (1);
	Mall Anchors	$6.67	$6.65
	Mall Stores	$27.25	$26.38

(1) Excludes properties sold after March 31, 2007 and properties purchased after March 31, 2007. Includes both wholly-owned and joint venture assets and excludes held-for-sale malls.

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